Exhibit 5.1

Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

Telephone: (212) 318-3000	Facsimile: (212) 318-3400

October 9, 2003

Monster Worldwide, Inc.
622 Third Avenue
New York, New York 10017

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Monster Worldwide, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the Company of up to 6,900,000 shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

        We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic copies, and the authenticity of the originals of such latter documents.

        Based on and subject to the foregoing, we advise you that in our opinion:

        The Shares to be sold by the Company have been duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement, a form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement"), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P.